Exhibit 23.1

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report, dated June 23, 2000, included in this Form 11-K, into the Company's previously filed Form S-8 Registration Statements (File No. 333-40865, 333-15843 and 333-02484) and the Company's previously filed Form S-3 Registration Statement (File No. 333-17901).

ARTHUR ANDERSEN LLP

Houston, Texas
June 27, 2000